EXHIBIT 4.6




                               BE AEROSPACE, INC.

                  2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN




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                               BE AEROSPACE, INC.

                  2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


1. Purpose Of The Plan

        The purpose of the Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain Non-Employee Directors who are in a position to make significant contributions to the success of the Company and by rewarding directors for such contributions through ownership of shares of Common Stock. The Plan is intended to comply with the terms and provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision of the Plan or any Award Document inconsistent with the terms of such Rule in effect shall be inoperative and shall not affect the validity of the Plan, such Award Document or any other provision thereof.

          The Plan is intended to replace the Company's 1991 Director's Stock Option Plan (the "1991 Plan") and upon the Effective Date, no further option grants shall be made under the 1991 Plan.

2. Definitions and Rules of Construction

          (a) Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

          "Administrator" means a committee of the Board, the Board or any executive officer or officers of the Company designated by the Board.

          "Award Document" means a written document approved in accordance with
     Section 6 that sets forth the terms and conditions of the Option granted to the Participant. An Award Document may be in written, electronic or other media and may be in the form of (i) an agreement between the Company that is executed by an officer on behalf of the Company and is signed by the Participant or (ii) a certificate issued by the Company that is executed by an officer on behalf of the Company but does not require the signature of the Participant.

          "Beneficiary" means the person designated in writing by the Participant to exercise or to receive an Option in the event of the Participant's death or, if no such person has been designated in writing by the Participant prior to the date of death, the Participant's estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Participant.

          "Board" means the Board of Directors of the Company, including any directors who may be Participants.

          "Cause" means:


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          (i) gross negligence or willful misconduct in the execution of the director's duties;

          (ii) willful and continued failure to substantially perform the duties required of the director as a director of the Company; provided, however, that Cause shall not exist unless the Board shall have first provided the director with written notice of such failure and the director shall have failed to remedy such failure within 15 days following the giving of such notice, or, if such failure is not susceptible to remedy within a period of 15 days, the director shall have failed to take all reasonable steps within such 15-day period following the giving of such notice to remedy such failure;

          (iii) conviction of, or a plea by the director of nolo contendere to, a felony involving dishonesty or moral turpitude; or

          (iv) use of alcohol or drugs (except to the extent that the use of drugs arises from a physical or mental illness) on an ongoing basis to an extent that it materially interferes with the performance of the director's duties as a director.

          "Change of Control" means:

          (i) Any Person becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than 30% of the combined voting power of the Company's then-outstanding securities (other than as a result of acquisitions of such securities from the Company);

          (ii) There is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirements;

          (iii) The Company's shareholders approve a merger, consolidation, or other reorganization (other than (A) a merger, consolidation or other reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or other reorganization, or (B) a merger, consolidation, or other reorganization effected to implement a recapitalization of the Company, or similar transaction, in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities);

          (iv) The Company's shareholders approve a sale of all or substantially all of the assets of the Company; or

          (v) Individuals who, at the Effective Date, constitute the Board cease for any reason to constitute a majority thereof; provided, however, that any director who is not in office at the Effective Date but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of


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     the directors then still in office who either were directors at the
     Effective Date or whose election or nomination for election was previously so approved (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be deemed to have been in office at the Effective Date for purposes of this definition.

          "Code" means the Internal Revenue Code of 1986, as amended and the applicable rulings and regulations (including any proposed regulations) promulgated thereunder from time to time.

          "Common Stock" means the common stock, par value $.01 per share, of the Company or such other class of share or other securities as may be applicable under Section 9(b).

          "Company" means BE Aerospace, Inc., a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

          "Date of Grant" means the date on which a Non-Employee Director is first elected to the Board.

          "Effective Date" means the date set forth in Section 16 of the Plan.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

          "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Board. In the absence of any alternative valuation methodology approved by the Board, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock as reported on the composite tape for securities listed on the Nasdaq National Market ("NASDAQ"), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

          "Non-Employee Director" means a director of the Company who is not an officer or employee of the Company or any Subsidiary and who is not a participant under any equity-based compensation plan maintained by the Company or any Subsidiary.

          "Option" means an option to purchase Common Stock granted by the Company pursuant to the terms of this Plan.

          "Participant" means a Non-Employee Director who has been granted an Option under this Plan.


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          "Person" means any person, entity or "group" within the meaning of
     Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          "Plan" means this BE Aerospace, Inc. 2001 Non-Employee Directors Stock Option Plan, as amended from time to time.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

          "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan. In addition, it is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that the granting of Options, and the distribution of shares of Common Stock pursuant to the exercise of Options, hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Administrator may, subject to Section 13(g) hereof, grant Options that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Participants under this Plan is not compromised.

3. Administration

          (a) Power and Authority of the Administrator. Subject to the provisions of Section 16 hereof, the Administrator shall have authority to interpret the provisions of the Plan and the Award Documents, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan (including, without limitation, to waive compliance by a Participant with any obligation to be performed by him or her under an Option, to waive any condition or provision of an Option and to amend or cancel an Option); provided, however, that no such interpretation or determination shall change or affect the selection of persons eligible to receive grants under the Plan, the number of shares covered by or the timing of any grant of Options under the Plan or the terms and conditions thereof. The interpretation and construction by the Administrator of any provision of the Plan or of any Award Document shall be final and conclusive.

          (b) Liability of Administrator. No Administrator shall be liable for any action nor determination made in good faith, and each Administrator shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation as it


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may be amended from time to time. In the performance of its responsibilities with respect to the Plan, each Administrator shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Administrator deems necessary, and no Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

4. Shares of Common Stock Subject to the Plan.

          (a) Plan Limit. Subject to adjustment as provided in Section 9 hereof, the aggregate number of shares of Common Stock that may be delivered upon exercise of Options granted under the Plan shall be (i) 100,000 shares of Common Stock plus (ii) any shares that are available for issuance or that become available for issuance under the 1991 Plan (the "Plan Limit"). Such shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company. No fractional shares of Common Stock shall be issued under the Plan.

          (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, if any outstanding Option expires for any reason or is cancelled or otherwise terminated prior to the expiration date of the Plan as set forth in Section 14, the shares of Common Stock allocable to any unexercised portion of such Option shall again be available for purposes of the Plan. In addition, the number of shares of Common Stock tendered to pay the exercise price of an Option or to satisfy a Participant's tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Options.

5. Eligibility

          Options shall be granted pursuant to the provisions hereof to persons who are Non-Employee Directors at the time of grant.

6. Terms and Conditions of Options

          (a) General. The terms and conditions of each Option grant shall be set forth in an Award Document for such Option grant, which shall contain terms and conditions not inconsistent with the Plan. Except in connection with a transaction or event described in Section 9(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under this Plan or options previously granted under any other plan of the Company without Board approval.

          (b) Grant. Subject to Section 5(a), each Non-Employee Director whose initial term commences after the Effective Date shall be granted an Option to purchase 35,000 shares of Common Stock. In addition, each Non-Employee Director shall be awarded an Option covering 5,000 shares of Common Stock on December 15, 2001 and on each December 15th thereafter.

          (c) Manner, Time and Medium of Payment. An Option shall be exercised in the manner set forth in the Award Document relating thereto and payment in full of the exercise price for all shares of Common Stock shall be made at the time of exercise. The exercise price


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for each Option shall be 100% of the Fair Market Value of a share of Common
Stock on the Date of Grant. Payment shall be in United States dollars in the form of (i) cash or personal check, certified bank check, bank draft, money order or wire transfer payable to the order of the Company, (ii) to the extent provided by the Administrator, at or after the Date of Grant, in shares of Common Stock already owned and held by the Participant for at least six months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the purchase price, (iii) to the extent provided by the Administrator, at or after the Date of Grant, by having the Company hold back from the shares of Common Stock transferred upon exercise, shares of Common Stock having a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, (iv) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (v) any combination of such methods of payment or in any combination of cash and shares of Common Stock held by the Participant. Unless terminated earlier pursuant to this Plan, an Option shall be effective for ten years following the Date of Grant of such Option.

          (d) Transfers. No Option shall be assignable or transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Administrator may, subject to such terms and conditions as the Administrator shall specify in its sole discretion, permit the transfer of an Option (i) to a Participant's family members, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of NASDAQ or any other national securities exchange on which the Common Stock is listed. During the lifetime of the Participant, an Option shall be exerciseable only by the Participant or by a permitted transferee to whom such Option has been transferred in accordance with this Section 6(d). After the death of a Participant, an Option may be exerciseable by that person's representative, heirs or legatees.

          (e) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Option until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9(b).

          (f) Limitation on Exercise. The Administrator may require each Participant purchasing or acquiring shares of Common Stock pursuant to an Option under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless (i) the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws,
(ii) in the case that the outstanding Common Stock is at the time listed on any stock exchange, the shares of


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Common Stock to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. Notwithstanding any provision of the Plan or any Award Document to the contrary, no Option may be granted or exercised at any time when such Option or the granting or exercise thereof or payment therefor may result in the violation of any law or governmental order or regulation.

          (g) Deferral. The Committee may, in its discretion and as provided in the applicable Award Document, permit a Participant to defer receipt of the shares underlying a Stock Option upon exercise pursuant to the terms of any deferred compensation plan maintained by the Company.

7. Vesting; Forfeiture and Termination of Service

          (a) Vesting. Subject to Sections 7(b) and 7(c), each Option granted to a Participant shall vest and become exercisable as to 25% of the shares subject to the Option on each of the first four successive anniversaries of the Date of Grant. Once exercisable, an Option may be exercised at any time prior to its expiration, cancellation or termination as provided in the Plan. Any exercise of an Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) any documents required by the Administrator and (b) payment in full for the number of shares for which the option is exercised.

          (b) Forfeiture. If a Participant's status as a director is terminated for Cause, the Option awarded to such Participant, and all rights thereunder, shall be forfeited, whether or not such Option, or any portion thereof, is vested or exercisable.

          (c) Termination of Status as a Director.

          (i) Disability. In the event that a
     Participant shall cease to be a director by reason of Participant's disability within the meaning of Section 22(e)(3) of the Code, any outstanding Option held by such Participant that are not then exerciseable shall terminate. All Options held by a Participant that are exerciseable immediately prior to the Participant's termination for disability shall remain so exercisable for a period of twelve months following such termination, at the end of which time such Options shall terminate (unless such Options expire earlier by their terms).

          (ii) Death. In the event that a Participant shall cease to be a director by reason of death (including death following a Participant's disability within the meaning of Section 22(e)(3) of the Code), any outstanding Options held by such Participant that are not then exerciseable shall terminate. All Options held by a Participant that are exerciseable immediately prior to the Participant's death shall remain exerciseably by the Participant's Beneficiary for a period of twelve months after the Participant's death, at the end of which time such Options shall terminate (unless such Options expire earlier by their terms); provided, however, that the Company shall be under no obligation to deliver Common Stock to a Beneficiary pursuant to such exercise until the Company is satisfied as to the authority of the Beneficiary exercising the option.

          (iii) Other Reasons. In the event that a Participant shall cease to be a director for any reason other than death, disability or for Cause, any outstanding Option held by


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     such Participant may be exercised during the three-month period immediately following the date of cessation of service to the extent such Option was vested and not already exercised as of the date of such cessation of service. After completion of such three-month period, the Option shall terminate to the extent not previously exercised. All Options that are not exercisable as of the date of such cessation of service shall terminate immediately.

          (iv) Change in Status. In the event that a Participant's status as a director terminates for any reason and such Participant is employed by the Company or a Subsidiary (or, if the Board in its sole discretion retains such Participant as a consultant to the Company or a Subsidiary and affords such Participant the treatment described in this Section 7(c)(iv)) immediately following such termination, then such Participant's Option shall remain outstanding and continue to vest until the termination of the Participant's status as an employee (or consultant) of the Company or such Subsidiary and, to the extent the Option is exercisable on the date of such termination, the vested portion of the Option shall remain outstanding until 30 days following the date of termination.

8. Tax Withholding

          If the Company or a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of shares of Common Stock pursuant to the exercise of an Option, the Company or a Subsidiary, as applicable, shall be entitled to deduct and to withhold such amount from any cash payments to be made to the Participant. In any event, the Participant shall either (i) make available to the Company or a Subsidiary, as applicable, promptly when requested by the Company or such Subsidiary, sufficient funds or, if the Administrator so provides, shares of Common Stock (valued at Fair Market Value as of the date the withholding tax obligation arises (the "Tax Date")), to meet the requirements of such withholding, or (ii) unless disallowed by the Administrator, irrevocably authorize the Company or Subsidiary to withhold from the shares of Common Stock otherwise issuable to the Participant as a result of such exercise a number of shares of Common Stock having a Fair Market Value as of the Tax Date which alone, or when added to funds paid or shares of Common Stock delivered to the Company or the Subsidiary by the Participant, equal to the amount of the minimum withholding tax obligation (the "Withholding Election") and the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds or shares of Common Stock made available to the Company or such Subsidiary out of any funds or property due or to become due to the Participant. A Participant's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Administrator. The Administrator may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3, as it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of any Option.

9. No Restriction on Right of Company to Effect Corporate Changes

          (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any


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adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a) may be equitably adjusted in the sole discretion of the Administrator in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin- off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number and kind of shares subject to any outstanding Option and the purchase price per share, if any, under any outstanding Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Administrator in order to preserve the benefits or potential benefits intended to be made available to Participants granted Options. Such adjustments shall be made by the Administrator, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Administrator, such adjusted Options shall be subject to the same vesting schedule and restrictions to which the underlying Option is subject.

10. Change of Control

          Notwithstanding any other provision of this Plan, in the event of a Change of Control, each Option held by a Participant shall immediately become fully exercisable.

11. Application of Funds

          The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

12. Compliance with Section 16(B) of The Exchange Act

          Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change of control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.


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13. No Right to Continue as a Director

          Nothing in the Plan or in any Option granted under the Plan shall confer (or be deemed to confer) any right in any Participant to continue as a director of the Company or any subsidiary or shall interfere in any way with the right of the Board or the stockholders of the Company, or the board of directors or stockholders (including the Company) of any Subsidiary, to terminate such status at any time, with or without cause and with or without notice, except as otherwise provided by the certificate of incorporation or by-laws of the Company or such Subsidiary or applicable law.

14. Options to Individuals subject to Non-U.S. Jurisdictions

          To the extent that Options under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Administrator may, in its sole discretion, adjust the terms of the Options granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Option not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Administrator to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States.

15. Term of The Plan

          Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date, except with respect to Options then outstanding. In no event shall any Options be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

16. Effective Date

     The Plan shall become effective (the "Effective Date") upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Administrator may grant Options conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Options granted thereunder shall terminate ab initio and be of no further force and effect.

17. Amendment and Termination

          The Board may at any time discontinue granting Options under the Plan. The Board may at any time or times amend the Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Options; provided, however, that (except to the extent expressly required or permitted hereinabove) no such amendment shall, without the approval of the stockholders of the Company if such stockholder approval is required by then current law, (a) increase the maximum number of shares


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available under the Plan, (b) increase the number of Options granted to
Participants, (c) amend the definition of Participant so as to enlarge the group of directors eligible to receive Options under the Plan, (d) reduce the price at which Options may be granted, (e) change or extend the times at which Options may be granted, or (f) amend the provisions of this Section 17, and no such amendment shall adversely affect the rights of any participant (without his or her consent) under any Option previously granted; and provided further that no such amendment shall reduce the exercise price of any Option previously granted hereunder. In addition, no termination or amendment of the Plan may, without the consent of the Participant to whom an Option has been granted, adversely affect the rights of such Participant under any Option previously granted. Notwithstanding any provision herein or in any Award Document to the contrary, the Board shall have the broad authority to amend the Plan or any Option under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

18. Governing Law

          The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Florida and without giving effect to principles of conflicts of laws.



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